EXHIBIT 32

CERTIFICATION OF PERIODIC REPORT

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Walter M. Craig, Jr., President and Chief Executive Officer, and Daniel T. Murphy, Chief Financial Officer, of EquiFin, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 12, 2003

/s/ Walter M. Craig, Jr.
Walter M. Craig, Jr.
President and Chief Executive Officer

/s/ Daniel T. Murphy
Daniel T. Murphy
Chief Financial Officer